                                                                    Exhibit 4(e)

                           FOURTH AMENDMENT AGREEMENT

THIS FOURTH AMENDMENT AGREEMENT is entered into as of December 10, 2001

     A M O N G:

          ZEMEX CORPORATION, a corporation established under the federal laws of Canada (the "Company"), ZEMEX U.S. CORPORATION, a corporation established under the laws of Delaware (the "U.S. Borrower") (the Company and the U.S. Borrower called the "Borrowers"), the several financial institutions from time to time parties to the Credit Agreement (collectively, the "Banks"; individually a "Bank"), Bank of America Canada as agent for the Canadian Banks, Bank of America, N.A. as agent for the U.S. Banks, and Bank of America Canada as Arranger.

WHEREAS, the parties entered into a Credit Agreement dated as of May 21, 1999 (the "Credit Agreement") whereby the Banks provided certain credit facilities to the Company and the U.S. Borrower for working capital, short term liquidity and general corporate purposes, including permitted Acquisitions;

AND WHEREAS, the parties entered into a First Amendment to the Credit Agreement dated as of September 24, 1999, a Second Amendment Agreement dated as of March 7, 2000 and a Third Amendment Agreement dated as of May 18, 2001;

AND WHEREAS, the parties have agreed to make additional amendments to the Credit Agreement, and the parties are entering into this Fourth Amendment Agreement to amend the Credit Agreement accordingly;

NOW THEREFORE, in consideration of the mutual covenants, provisions and covenants contained herein, the parties agree as follows:

1. TERMS USED HEREIN AND NOT OTHERWISE DEFINED shall have the same meaning as those described thereto in the Credit Agreement (as amended by the First Amendment Agreement, the Second Amendment Agreement and the Third Amendment Agreement).

2.   HSBC Bank USA is added to the Credit Agreement as a "Bank" and a "US Bank".

3. The definition of "Applicable Margin" is deleted and replaced with the following:

     "APPLICABLE MARGIN" FOR LOANS (OTHER THAN LETTERS OF CREDIT) AND L/C FEE CALCULATION MEANS

LEVERAGE                     LIBOR, B/A RATE             PRIME AND BASE
 RATIO                       LOANS AND L/Cs                RATE LOANS
--------                     --------------              --------------
2.25 OR LESS                      1.250%                     .250%

MORE THAN 2.25
  AND LESS THAN 2.50              1.375%                     .375%

2.50 OR MORE                      1.50%                      .50%

4. The definition of "Canadian Agent" is deleted and replaced with the following:

          "CANADIAN AGENT" MEANS BACAN AND ITS SUCCESSORS AS CANADIAN AGENT PURSUANT TO SECTION 10.09.

5. The definition of "Canadian Banks" is deleted and replaced with the following:

          "CANADIAN BANKS" MEANS THOSE SCHEDULE I OR SCHEDULE II BANKS TO WHICH THE BANK ACT (CANADA) APPLIES AND THOSE BANKS THAT ARE MENTIONED IN
          SCHEDULE III OF THE BANK ACT (CANADA) THAT ARE NOT SUBJECT TO THE RESTRICTIONS AND REQUIREMENTS REFERRED TO IN SUBSECTION S 524(2) OF THE BANK ACT (CANADA) AND WHICH AGREE TO MAKE LOANS TO THE COMPANY.

6. The following definition of "CANADIAN REFERENCE BANK" is added to the Credit Agreement:

          "CANADIAN REFERENCE BANK" MEANS BACAN OR ITS SUCCESSOR OR ASSIGN WHICH IS A CANADIAN BANK.

7.   The definition of "Credit" is deleted and substituted with the following:

          "CREDIT" MEANS THE REVOLVING CREDIT FACILITY OF UP TO $30,000,000 (OR THE CANADIAN DOLLAR EQUIVALENT) ESTABLISHED BY THE BANKS IN FAVOUR OF THE BORROWERS.

8. The following definitions and any reference thereto are deleted from the Credit Agreement:

          "TRANCHE A" SHALL MEAN LOANS NOT EXCEEDING US $10 MILLION DOLLARS OF ANY TYPE MADE TO THE COMPANY AND/OR THE U.S. BORROWER.

          "TRANCHE B" SHALL MEAN LOANS NOT EXCEEDING U.S. $5 MILLION DOLLARS OR ANY TYPE MADE TO THE U.S. BORROWER BY U.S. BANK AND REPAYABLE ON THE TRANCHE B PAYMENT DATE.

          "TRANCHE B PAYMENT DATE" MEANS THE EARLIER OF: (A) DECEMBER 18, 2001, AND (B) THE DATE ON WHICH THE CREDIT IS SYNDICATED TO A BANK WHOSE PRO RATA SHARE IS AT LEAST $10 MILLION.

9. The definition of "MAJORITY BANKS" is deleted and replaced with the following:

          "MAJORITY BANKS" MEANS AT ANY TIME BANKS THEN HOLDING AT LEAST 70% OF THE THEN AGGREGATE UNPAID PRINCIPAL AMOUNT OF THE LOANS, OR, IF NO SUCH PRINCIPAL AMOUNT IS THEN OUTSTANDING, AT LEAST TWO BANKS THEN HAVING AT LEAST 70% OF THE COMMITMENTS.

10. The definition of "PRIME RATE" is amended by deleting the reference therein to "BACAN" and substituting therefore "THE CANADIAN REFERENCE BANK".

11. Section 2.05(a)(c) of the Credit Agreement is deleted and substituted with the following:

          (C) THE TYPE OF LOANS COMPRISING THE U.S. LOANS.

12.  Section 2.08 is deleted and replaced with the following:

          2.08 REPAYMENT AND TERMINATION DATE. SUBJECT TO SECTION 2.09, THE COMPANY SHALL REPAY TO THE CANADIAN BANKS THE

          AGGREGATE PRINCIPAL AMOUNT OF THE CANADIAN LOANS OUTSTANDING, AND THE U.S. BORROWER SHALL REPAY TO THE U.S. BANKS THE AGGREGATE AMOUNTS OF THE U.S. LOANS OUTSTANDING ON THE DATE ON WHICH IS THE EARLIER OF (THE "TERMINATION DATE"): (A) THE DATE ON WHICH THE COMMITMENTS TERMINATE IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT; AND (B) JULY 31, 2002 OR, IF THE CREDIT IS EXTENDED IN ACCORDANCE WITH SECTION 2.09, THE EXTENSION DATE.

13.  A new Section 2.09 of the Credit Agreement is added as follows:

          "2.09 EXTENSION DATE "EXTENSION DATE" SHALL MEAN THE DATE TO WHICH THE CREDIT IS EXTENDED WITH THE UNANIMOUS CONSENT OF THE BANKS, ANY SUCH EXTENSION TO BE MADE ONLY FOR 364 DAYS AT A TIME. THE COMPANY MAY ANNUALLY REQUEST AN EXTENSION OF THE EXPIRY OF THE CREDIT FOR AN ADDITIONAL 364 DAYS PERIOD BY DELIVERING A REQUEST FOR EXTENSION NO LATER THAN 90 DAYS PRIOR TO JULY 31, 2002 OR ANY SUBSEQUENT EXTENDED TERM. THE CANADIAN AGENT SHALL NOTIFY THE COMPANY NO LATER THAN 30 DAYS FOLLOWING THE RECEIPT OF A REQUEST FOR EXTENSION AS TO WHETHER OR NOT THE EXTENSION HAS BEEN GRANTED."

14.  Section 8.13 is deleted and replaced with:

          8.13 ASSET ACQUISITION. NEITHER THE COMPANY NOR ANY OF ITS SUBSIDIARIES SHALL ACQUIRE ASSETS OR SHARES OF ANY PERSON IN WHOLE OR IN PART (OTHER THAN AN EXCLUDED SUBSIDIARY), IN EXCESS OF $7.5 MILLION PER ACQUISITION AND THE AGGREGATE COST OF ALL ACQUISITIONS IN ANY FISCAL YEAR CANNOT BE IN EXCESS OF $15 MILLION, WITHOUT THE PRIOR APPROVAL OF THE MAJORITY BANKS.

15.  Section 8.14 is deleted and replaced with:

          8.14 CAPITAL EXPENDITURES. NEITHER THE COMPANY NOR ITS SUBSIDIARIES SHALL MAKE ANY CAPITAL EXPENDITURE IN EXCESS OF $10 MILLION PER YEAR WITHOUT THE PRIOR WRITTEN APPROVAL OF THE AGENTS AND THE MAJORITY BANKS.

16.  Section 8.17 is deleted and replaced with:

          8.17 MINIMUM NET WORTH. THE COMPANY SHALL NOT PERMIT ITS CONSOLIDATED TANGIBLE NET WORTH AT ANY TIME TO BE LESS THAN AN AMOUNT EQUAL TO AT LEAST (A) $60 MILLION PLUS (B) THE COMPANY'S NET INCOME, WITHOUT DECREASE FOR ANY FISCAL QUARTER IN WHICH A CONSOLIDATED NET LOSS OCCURS PLUS (C) 50 PER CENT OF ANY EQUITY ISSUANCE AT ANY TIME AFTER THE EFFECTIVE DATE OF THE FOURTH AMENDMENT AGREEMENT.

17.  Section 8.18 is deleted and replaced with:

          8.18 LEVERAGE RATIO. THE COMPANY SHALL NOT PERMIT FOR ANY FISCAL QUARTER (DETERMINED AS AT THE LAST DATE OF SUCH FISCAL QUARTER) ENDING IN ANY PERIOD ITS LEVERAGE RATIO TO BE GREATER THAN 3.00 TO 1.00.

18.  Section 8.19 is deleted and replaced with:

          8.19 INTEREST COVERAGE RATIO. THE COMPANY SHALL NOT PERMIT FOR ANY FISCAL QUARTER (DETERMINED AS OF THE LAST DATE OF SUCH FISCAL QUARTER) ENDING IN ANY PERIOD ITS INTEREST COVERAGE RATIO TO BE LESS THAN 3.00 TO 1.00.

19.  Schedule 2.01 is replaced with the following:

     CANADIAN BANKS                                     COMMITMENT
     --------------                                     ----------
     BANK OF AMERICA CANADA                             $100,000

     U.S. BANKS
     ----------
     BANK OF AMERICA N.A.                              $14,900,000
     HSBC BANK USA                                     $15,000,000
                                                       -----------
     TOTAL                                             $30,000,000
                                                       -----------
     PRO RATA SHARE
     Bank of America and Bank of America Canada                50%
     HSBC Bank USA                                             50%

20. The parties confirm the terms and conditions of the Credit Agreement as amended by the terms of the First Amendment Agreement, the Second Amendment Agreement, the Third Amendment Agreement and by this Fourth Amendment Agreement.

21. This Fourth Amendment Agreement may be referred to as being dated December *, 2001 notwithstanding the actual date of execution.

22. This Fourth Amendment Agreement may be executed in any number of separate counterparts, each of which, once so executed shall be deemed an original and all said counterparts taken together shall be deemed constitute one in the same instrument.

23. The representations and warranties in Article VI of the Credit Agreement shall remain true and correct with the same effect as if made on and as of the date of this Fourth Amendment Agreement.

24. This Fourth Amendment Agreement shall be governed in all respects by the laws of the Province of Ontario and each of the undersigned hereby irrevocably attorns to and accepts the non-exclusive jurisdiction of the courts of the Province of Ontario.

IN WITNESS WHEREOF the parties have executed this Agreement on December 10, 2001.

                                        ZEMEX CORPORATION, as Company

                                        By: /s/ ALLEN J. PALMIERE
                                            ------------------------------------

                                        Title: VP, CFO & Corporate Secretary
                                               ---------------------------------

                                  ZEMEX U.S. CORPORATION, as U.S. Borrower

                                  By: /s/ ALLEN J. PALMIERE
                                      ------------------------------------------

                                  Title: VP, CFO & Corporate Secretary
                                         ---------------------------------------

                                  BANK OF AMERICA CANADA, as Canadian Agent and as a Bank

                                  By: /s/ MURRAY WILLIAMSON
                                      ------------------------------------------

                                  Title: Vice President
                                         ---------------------------------------

                                  BANK OF AMERICA, N.A., as U.S. Agent

                                  By: /s/ CHRISTINE CORDI
                                      ------------------------------------------

                                  Title: Vice President
                                         ---------------------------------------

                                  BANK OF AMERICA, N.A., as a Bank

                                  By: /s/ JACQUELINE W. HO
                                      ------------------------------------------

                                  Title: Vice President
                                         ---------------------------------------

                                  HSBC BANK USA, as a Bank

                                  By: /s/ RICHARD J. WARD
                                      ------------------------------------------

                                  Title: First Vice President
                                         ---------------------------------------